UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TELEPHONE AND DATA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2669023
(State of Incorporation or Organization)	(IRS Employer Identification no.)

30 North LaSalle Street
Chicago, Illinois 60602

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, par value $0.01	New York Stock Exchange
Special Common Shares, par value $0.01	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

This Registration Statement on Form 8-A of Telephone and Data Systems, Inc. (the “Company”) is being filed in connection with the listing of the Company’s Common Shares, par value $0.01 per share, and Special Common Shares, par value $0.01 per share, on the New York Stock Exchange, effective with the opening of trading on September 15, 2008.  The Company is voluntarily withdrawing the listing of such Common Shares and Special Common Shares from the American Stock Exchange effective before the opening of trading on September 15, 2008.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Company’s Securities to be Registered.

The description of the Company’s Common Shares, par value $0.01 per share, appearing under the caption “Proposal 1 - Tracking Stock Proposal” in the Company’s Proxy Statement/Prospectus, dated March 24, 1998, and supplement thereto dated April 20, 1998, is incorporated herein by reference.  Any subsequent amendment or any report filed for the purpose of updating such description is deemed to be incorporated herein by reference.

The description of the Company’s Special Common Shares, par value $0.01 per share, appearing under the caption “Proposal 1 – Special Common Share Proposal” in the Company’s Proxy Statement dated March 14, 2005, is incorporated herein by reference.  Any subsequent amendment or any report filed for the purpose of updating such description is deemed to be incorporated herein by reference.

Item 2.                    Exhibits.

Exhibit
Number	Description of Exhibit

1.	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s report on Form 8-A/A filed on July 10, 1998, is incorporated by reference herein.

2.

Certificate of Amendment to Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference herein.

3.	Certificate of Amendment to Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit 3 to the Company’s Report on Form 8-A filed on April 11, 2005.

4.	Restated Bylaws, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 12, 2008, are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date: September 12, 2008	By:	/s/ Douglas D. Shuma
		Name:	Douglas D. Shuma
		Title:	Senior Vice President and Corporate Controller

Exhibit Index

Exhibit
Number	Description of Exhibit

1.	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company’s report on Form 8-A/A filed on July 10, 1998, is incorporated by reference herein.

2.

Certificate of Amendment to Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference herein.

3.	Certificate of Amendment to Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit 3 to the Company’s Report on Form 8-A filed on April 11, 2005.

4.	Restated Bylaws, as amended, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 12, 2008, are incorporated by reference herein.